Exhibit 10.1

Clear Skies Solar, Inc.

200 Old Country Road, Suite 610

Mineola, New York 11501-4241

January 20, 2010

To the holders of securities from our July 28, 2009, September 16, 2009 and January 6, 2010 financings:

Reference is hereby made to those certain Subscription Agreements, dated as of July 28, 2009, as of September 16, 2009, as amended on October 27, 2009 and January 6, 2010 (each a “Subscription Agreement” and collectively, the “Subscription Agreements”), by and among Clear Skies Solar, Inc., a Delaware corporation (the “Company”), and each individual or entity identified on the signature pages thereto (each, including its successors and assigns, a “Subscriber” and, collectively, the “Subscribers”). Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Subscription Agreements.

1.

 Extension of Maturity of Notes. Pursuant to the Subscription Agreements, the Company issued secured convertible promissory notes (the “September Notes”) in the amounts set forth on Exhibit A hereto. The Maturity Date of the September Notes has been amended from October 31, 2009 to January 31, 2010. The Company has requested a further extension of the Maturity Date and the Company and the holders of the September Notes agree that the Maturity Date is hereby extended to July 31, 2010, notwithstanding anything to the contrary contained in any of the Transaction Documents, and acknowledge that such action will not be deemed to trigger any defaults, breaches or liquidated damages under the Transaction Documents.

2.

Consideration for Extension. As consideration for the above, the Company will issue to the holders of the September Notes an aggregate of 100,000 restricted shares of its common stock as set forth on Exhibit A hereto.

3.

Warrant Exercises. The holders will exercise the following warrants to purchase shares of the Company’s common stock for cash:

Name of Holder	Issue Date	Number of Warrant Shares	Exercise Price per Share	Total Purchase Price
Barry Honig	7/28/09	3,142,857	$0.07	$220,000
Barry Honig	9/16/09	611,111	$0.09	$55,000
Alpha Capital Anstalt	9/16/09	1,222,222	$0.09	$110,000

4.

Warrant Issuances. The Company will issue the following warrants, in the form attached hereto as Exhibit B:

Name of Holder	Number of Warrant Shares	Exercise Price per Share
Barry Honig	3,142,857	$0.07
Barry Honig	611,111	$.09
Alpha Capital Anstalt	1,222,222	$0.09

5.

Miscellaneous. Subject to the waivers and agreements provided herein, the Transactions Documents shall remain in full force and effect. Except as expressly set forth herein, this letter agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Subscribers reserve all rights, remedies, powers or privileges available under the Transaction Documents, at law or otherwise, subject to the terms of this letter agreement. This letter agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. There shall be no adjustment of any note conversion price or warrant purchase price issued under the Transaction Documents by virtue of anything in this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acknowledgment of and agreement to the foregoing by signing a copy of this letter and returning an executed original to the Company. This Agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

/s/ Ezra Green

Ezra Green

Chief Executive Officer

ACCEPTED AND AGREED:

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann	Dated: January 21, 2010
Name:	Konrad Ackermann
Title:	Director

	/s/ Barry Honig	Dated: January 22, 2010
BARRY HONIG

	/s/ Arthur Goldberg	Dated: January 22, 2010
ARTHUR GOLDBERG

	/s/ Michael Brauser	Dated: January 22, 2010
MICHAEL BRAUSER

EXHIBIT A

Holder	Principal Amount of Secured Convertible Notes dated 9/16/09	Shares to be Issued Pursuant to Section 2
ALPHA CAPITAL ANSTALT	110,000	62,500
Barry Honig	55,000	31,250
Arthur Goldberg	11,000	6,250

Total		100,000

3